                                   EXHIBIT 21

                          SUBSIDIARIES OF INTERDIGITAL

         Company                                           Jurisdiction / State of Incorporation
         -------                                           -------------------------------------
Digital Cellular Corporation                                          Pennsylvania

InterDigital Asia KK                                                  Japan

InterDigital Canada Ltee.                                             Delaware

InterDigital Communications (Europe) Ltd.                             United Kingdom

InterDigital Finance Corporation                                      Delaware

InterDigital Germany GmbH                                             Germany

InterDigital Mobilecom, Inc.                                          New York

InterDigital Technology Corporation                                   Delaware

InterDigital SE Asia, Ltd.                                            Pennsylvania

InterDigital Telecom, Inc.                                            New York

Universal Service Telephone Corp.                                     Nevada

USTC Supply Corporation                                               Nevada

USTC World Trade Corporation                                          Nevada

Wireless Digital Networks, Inc.                                       Pennsylvania